Exhibit 107.1
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Chime Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share	Rule 457(a)	36,800,000	$26.00	$956,800,000	$153.10 per $1,000,000	$146,486.08
Fees Previously Paid	Equity	Class A common stock, $0.0001 par value per share	Rule 457(o)	—	—	$100,000,000	$153.10 per $1,000,000	$15,310
		Total Offering Amounts				$956,800,000		$146,486.08
		Total Fees Previously Paid						$15,310
		Total Fee Offsets						—
		Net Fee Due						$131,176.08

(1)Includes an additional 4,800,000 shares of our Class A common stock that the underwriters have the option to purchase.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with 457(a) of the Securities Act of 1933, as amended.